SUBSCRIPTION AGENCY AGREEMENT


          This Subscription Agency Agreement (the "Agreement") is made as of November 10, 1994 between C-TEC Services, Inc. ("Services") and The First National Bank of Boston, as subscription agent (the "Agent"). All terms not defined herein shall have the meaning given in the prospectus (the "Prospectus") included in the (Registration Statement on Form S-3 (File No. 33-54433) filed by C-TEC Corporation (the "Company") with the Securities and Exchange Commission on July 1, 1994, as amended by any amendment filed with respect thereto (the "Registration Statement").

          WHEREAS, the Company proposes to make a subscription offer by issuing certificates or other evidences of transferrable subscription rights, in the form designated by the Company (the "Subscription Certificates") to holders of record of shares (each a "Shareholder") of its Common Stock, par value $1.00 per share (the "Common Stock"), and its Class B Common Stock, par value $1.00 per share (the "Class B Stock, and collectively with the Common Stock, the "Company Stock"), as of a record date specified by the Company (the "Record Date"), pursuant to which each shareholder will receive transferable subscription rights (the "Rights") to subscribe for shares of Common Stock, as described in and upon such terms as are set forth in the Prospectus included as a part of the Registration Statement (the "Prospectus"); a final copy of the Prospectus has been or, upon availability will promptly be, delivered to the Agent; and

          WHEREAS, Services wishes the Agent to perform certain acts on behalf of the Company, and the Agent is willing to so act, in connection with the distribution of the Subscription Certificates and the issuance and exercise of the Rights to subscribe for Common Stock as therein set forth, all upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

1. Appointment. Services hereby appoints the Agent to act as subscription agent for the Company in connection with the distribution of Subscription Certificates and the issuance and exercise of the Rights in accordance with the terms set forth in this Agreement and the Prospectus and the Agent hereby accepts such appointment.

2. Form and Execution of Subscription Certificates. (a) Each Subscription Certificate shall be irrevocable. The Agent shall, in its capacity as Transfer Agent of the Company, maintain a register of Subscription Certificates and the holders of record thereof (each of whom shall be deemed a "Shareholder" hereunder for purposes of determining the rights of holders of Subscription Certificates). Each Subscription Certificate shall, subject to the provisions thereof, entitle the Shareholder in whose name it is recorded, or any transferee designated therein, to the following:

          (1) The right to purchase from the Company until the Expiration Date, at the Subscription Price, a number of shares of Common Stock equal to one share of Common Stock for each Right evidenced thereby (the "Basic Subscription Privilege"); and

          (2) The right to subscribe for additional shares of Common Stock, subject to the availability of such shares and to the allotment of such shares as may be available among Shareholders who exercise the Oversubscription Privilege on the basis specified in the Prospectus; provided, however, that such Shareholder has exercised the Basic Subscription Privilege in respect of all Rights which he or she holds (the "Oversubscription Privilege").

3.  Rights and Issuance of Subscription Certificates.  (a)  Each
Subscription Certificate shall evidence the Rights of the Shareholder therein named to purchase shares of Common Stock upon the terms and conditions therein and herein set forth.

          (b) Upon the written authorization of the Company, signed by any of its duly authorized officers, as to the Record Date, the Agent shall, from a list of the Shareholders of Company Stock as of the Record Date to be prepared by the Agent in its capacity as Transfer Agent of the Company, prepare and record Subscription Certificates in the names of the Shareholders, setting forth the number of Rights to subscribe for shares of the Common Stock calculated on the basis of nine Rights for each ten shares of Company Stock recorded on the books in the name of each such Shareholder as of the Record Date. The number of Rights distributed to each Shareholder shall be rounded up to the nearest whole number. No Subscription Certificate may be divided in such a way as to permit the holder of such certificate to receive a greater number of Rights than the number to which such Subscription Certificate entitles its holder, except that a depository, bank, trust company, or securities broker or dealer holding shares of Company Stock, on the Record Date for more than one beneficial owner may, upon execution and delivery to the Agent of a Certification and Request for Additional Rights, substantially in the form attached hereto as Exhibit A, exchange its Subscription Certificate to obtain a Subscription Certificate for the number of Rights to which all such beneficial owners in the aggregate would have been entitled had each been a Holder on the Record Date.

          (c) Each Subscription Certificate shall be dated as of the Record Date and shall be executed manually or by facsimile signature of a duly authorized officer of the Agent. Upon the written advice, signed as aforesaid, as to the effective date of the Registration Statement, the Agent shall promptly countersign and deliver the Subscription Certificates, together with a copy of the Prospectus, instructions as to the use of the Subscription Certificates and any other document as the Company deems necessary or appropriate, to all Shareholders with record addresses in the United States (including its territories and possessions and the District of Columbia). No Subscription Certificate shall be valid for any purpose unless so executed. Delivery to Shareholders with record address inside the United States shall be by first class mail (without registration or insurance). For those Shareholders having a record address outside the United States or who have an APO or FPO address ("Foreign Shareholders") (who will not receive Subscription Certificates and will receive only copies of the Prospectus, instructions as to the use of the Subscription Certificates and other documents as the Company deems necessary or appropriate, if any), delivery shall be by air mail (without registration or insurance) and by first class mail (without registration or insurance,) to those Shareholders having APO or FPO addresses.

          (d) The Rights evidenced by Subscription Certificates issued to Foreign Shareholders will be held by the Agent for such Foreign Shareholders' accounts until instructions are received to exercise, sell or transfer the Rights. To exercise such rights, such a Foreign Shareholder must notify the Agent on or prior to 11:00 a.m., New York City time, on November 23, 1994, and must establish to the satisfaction of the Agent that such exercise is permitted under applicable law. If such a holder does not notify the Agent and provide acceptable instructions to the Agent by such time, such Rights represented thereby will be sold by the First National Bank of Boston, as agent, if feasible, and the net proceeds, if any, remitted to such Foreign Shareholders. If the Rights can be sold, sales of such Rights will be deemed to have been effected at the weighted average price received by the Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses.

4. Exercise. (a) Shareholders may acquire shares of Common Stock pursuant to the Basic Subscription Privilege, and, if available, pursuant to the Oversubscription Privilege by delivery to the Agent as specified in the Prospectus of (i) the Subscription Certificate with respect thereto, duly executed by such Shareholder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the purchase price of $[ ] for each share of Common Stock subscribed for by exercise of such Rights (the "Subscription Price"), in U.S. dollars by wire transfer or by money order or check drawn on a bank in the United States, in each case payable to the order of the Agent. In the case of holders of Rights that are held of record through a Depository (as defined below), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing the Depository to transfer Rights (such Rights "Depository Rights") from the Depository's account of such holder to the Depository account of the Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of Depository Rights may not be exercised through the Depository. The holder of a Depository Right may exercise the Oversubscription Privilege in respect of such Depository Right by properly executing and delivering to the Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, a Nominee Holder Oversubscription Exercise Form, substantially in the form attached hereto as Exhibit B or a Notice of Guaranteed Delivery, together with payment of the appropriate Subscription Price for the number of Underlying Shares for which the Oversubscription Privilege is to be exercised. Any Rights holder subscribing for an aggregate of more than 5,000 shares pursuant to the Oversubscription Privilege prior to the Expiration Date shall not be required to deliver payment for such number of underlying shares in excess of 5,000 until the Expiration Date. Payments will be deemed to have been received by the Agent only upon (i) clearance on any uncertified check (for purposes hereof, an uncertified check will be deemed to clear when the Agent has received good funds therefrom), (ii) receipt by the Agent of any certified check or money order or (iii) receipt of good funds by wire transfer to the Agent's account. The Company, in its sole discretion, may determine to waive payment for such excess number of shares until after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected. Nominees, (as defined below) who, on behalf of beneficial owners, exercise the Basic Subscription Privilege and who wish to exercise the Oversubscription Privilege, must properly execute and deliver to the Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date a Nominee Holder Oversubscription Exercise Form and a Nominee Holder Certification, substantially in the form attached hereto as Exhibit C.

          (b) Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 P.M. New York time on the Expiration Date. For the purpose of determining the time of the exercise of any Rights, delivery of any material to the Agent shall be deemed to occur when such materials are received at the Shareholder Services Division of the Agent specified in the Prospectus. Once a Shareholder has exercised the Basic Subscription Privilege or the Oversubscription Privilege, such exercise may not be revoked.

          (c) Notwithstanding the provisions of Section 4(a) and 4(b) regarding delivery of an executed Subscription Certificate to the Agent prior to 5:00 P.M. New York time on the Expiration Date, if prior to such time the Agent receives a Notice of Guaranteed Delivery by facsimile (telecopy) or otherwise from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution") guaranteeing delivery of a properly completed and executed Subscription Certificate, then such exercise of the Basic Subscription Privilege and Oversubscription Privilege shall be regarded as timely, subject, however, to receipt of (i) the duly executed Subscription Certificate by the Agent within five NASDAQ trading days after the Expiration Date (the "Protect Period") and (ii) payment in full of the subscription price (subject to the right of the Company to waive advance payment in respect of the Oversubscription Privilege as described above) prior to 5:00 p.m. on the Expiration Date.

          (d) As soon as practicable after the valid exercise of Rights (for purposes hereof an exercise will not be treated as valid until such time as the Agent receives good funds), the Agent shall send to each exercising Shareholder (an "Exercising Shareholder") (or, if shares of any Company Stock on the Record Date are held by Depository Trust Company, Midwest Securities Trust Company, Philadelphia Depository Trust Company (each a "Depository") or any other depository or nominee (together with the Depositories, "Nominees"), to such Nominee) the share certificates representing the shares of Common Stock acquired pursuant to the Basic Subscription Privilege. As soon as practicable after the Expiration Date and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Agent shall send to each Exercising Shareholder or Nominee who exercises an Oversubscription Privilege certificates representing the shares of Common Stock acquired pursuant to the Oversubscription Privilege, along with a letter explaining the allocation of shares of Common Stock pursuant to the Oversubscription Privilege. (Any excess payment to be refunded by the Company to an Exercising Shareholder who is not allocated the full amount of shares of Common Stock subscribed for pursuant to the Oversubscription Privilege, shall be mailed by the Agent to him or her without interest or deduction as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.)

          (e) If an exercising Rights holder has not indicated the number of Rights being exercised, or if the Subscription Price payment forwarded by such holder to the Agent is not sufficient (subject to the fifth sentence of Section 4(a) above) to purchase the number of shares subscribed for, the Rights holder will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price delivered to the Agent and, to the extent that the Subscription Price payment delivered by such holder exceeds the Subscription Price multiplied by the number of Rights exercised (such excess being the "Subscription Excess"), the holder will be deemed to have exercised its Oversubscription Privilege to purchase, to the extent available, a number of whole Underlying Shares equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

          (f) From the proceeds of the Offering, the Agent will pay amounts due to Soliciting Dealers in accordance with the terms of the Soliciting Dealer Agreement dated as of November 10, 1994 among the Company and the Soliciting Dealers.

5. Transfer or Sale of Rights. (a) Any Shareholder may transfer (i) all of the Rights evidenced by a Subscription Certificate by properly endorsing the Subscription Certificate or (ii) some of the Rights evidenced by a Subscription Certificate (but not fractional Rights) by delivering to the Agent such Subscription Certificate properly endorsed for transfer, with instructions to register the Rights to be transferred in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights). In such event, the Agent shall issue a new Subscription Certificate evidencing the balance of the Rights to the Shareholder or, if so instructed, to an additional transferee. For purposes of this Agreement the term "properly endorsed for transfer" shall mean that each and every signature of a registered Shareholder or Shareholders or assigns shall be made and guaranteed by an Eligible Institution. All transfer taxes and other governmental charges arising from a transfer shall be paid by the transferring Shareholder.

          (b) Any Shareholder may place an order with the Agent to sell all or some of the Rights evidenced by a Subscription Certificate by delivering to the Agent such Subscription Certificate properly executed for sale by the Agent. In the event that such holder places an order with the Agent to sell some of the Rights evidenced by the Subscription Certificate, such Shareholder shall instruct the Agent as to the action to be taken with respect to the Rights that are not to be sold, and the Agent shall take such action. Promptly following such sale, the Agent shall send the Shareholder a check for the net proceeds from the sale of any such Rights. If the Rights can be sold, sales of such Rights will be deemed to have been effected at the weighted average price received by the Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses, provided that the Company shall pay the fees of the Agent in respect of such sales. Orders to sell Rights must be received by the Agent not later than 11:00 a.m. New York City time on November 23, 1994. The Agent's obligation to execute orders is subject to its ability to find buyers.

6. Validity of Subscriptions. Irregular subscriptions not otherwise covered by specific instructions herein shall be submitted to an appropriate officer of the Company and handled in accordance with his or her instructions. Such instructions will be documented by the Agent indicating the instructing officer and the date thereof.

7. Oversubscription. If, after allocation of shares of Common Stock to Exercising Shareholders, there remain shares not subscribed for through the Basic Subscription Privilege (the "Excess Shares"), then the Agent shall allocate such Excess Shares to Shareholders who have exercised all the Rights initially issued to them and who wish to acquire more than the number of shares for which the Rights issued to them are exercisable. If the number of shares for which the Oversubscription Privilege has been exercised is greater than the Excess Shares, the Agent shall allocate pro rata the Excess Shares among the Shareholders exercising the Oversubscription Privilege based on the number of shares each Shareholder exercising the Oversubscription Privilege has purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Shareholder being allocated a greater number of Excess Shares than such Shareholder subscribed for pursuant to the exercise of such Shareholder's Oversubscription Privilege, then such Shareholder will be allocated only such number of Excess Shares as such Shareholder subscribed for and the remaining Excess Shares will be allocated among all other Shareholders exercising the Oversubscription Privilege. The percentage of Excess Shares each oversubscribing Shareholder may acquire will be rounded up or down to result in delivery of whole shares of Common Stock. The Agent shall advise the Company immediately upon the completion of the allocation set forth above as to the total number of shares subscribed and distributable.

8. Delivery of Certificates. The Agent will deliver (i) certificates representing those shares of Common Stock purchased pursuant to exercise of the Basic Subscription Privilege as soon as practicable after the corresponding Rights have been validly exercised and full payment for such shares has been received and cleared and (ii) certificates representing those shares purchased pursuant to the exercise of the Oversubscription Privilege as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the Rights Offering have been effected, but in no event shall share certificates be delivered after the time period set forth in Section 4(d) hereof. The Agent will include a copy of the Prospectus with each certificate delivered, unless a Prospectus was previously delivered to such Shareholder.

9. Holding Proceeds of Rights Offering in Escrow. (a) All proceeds received by the Agent from Shareholders in respect of the exercise of Rights shall be held by the Agent, on behalf of the Company, in a segregated, interest-bearing escrow account (the "Escrow Account"). As soon as practicable after the receipt of any proceeds in respect of the exercise of the Basic Subscription Privilege, the Agent shall deliver all such proceeds to the Company, together with any interest thereon.

          (b) The Agent shall deliver all proceeds received in respect of the exercise of the Oversubscription Privilege (including interest earned thereon) to the Company as promptly as practicable, but in no event later than 10 business days after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected. Pending delivery to the Company as provided herein or disbursement in the manner described in
Section 4(d) above, funds held in the Escrow Account shall be invested by the Agent at the direction of the Company.

10. Reports. Daily, during the period commencing with the mailing of the Subscription Certificates and ending on the Expiration Date (and in the case of guaranteed deliveries pursuant to Section 4(c), the period ending five NASDAQ trading days after the Expiration Date) the Agent will report by telephone or telecopier (by 12:00) Noon, New York time), confirmed by letter, to an officer of the Company, data regarding Rights exercised, the total number of shares of Common Stock subscribed for, and payments received therefor, bringing forward the figures from the previous day's report in each case so as to show the cumulative totals and any such other information as may be reasonably requested by the Company.

11. Loss or Mutilation; Cancellation. (a) If any Subscription Certificate is lost, stolen, mutilated or destroyed, the Agent may, on such terms which will indemnify and protect the Company and the Agent as the Agent and the Company shall agree (which shall, in the case of a mutilated Subscription Certificate include the surrender and cancellation thereof), issue a new Subscription Certificate of like denomination in substitution for the Subscription Certificate so lost, stolen, mutilated or destroyed.

          (b) All Subscription Certificates surrendered for the purpose of exercise, exchange, substitution or transfer shall be canceled by the Agent, and no Subscription Certificates shall be issued in lieu thereof except as expressly permitted by provisions of this Agreement. The Company shall deliver to the Agent for cancellation and retirement, and the Agent shall so cancel and return, any other Subscription Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Agent shall deliver all canceled Subscription Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Subscription Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

12. Compensation for Services. The Company agrees to pay to the Agent certain fees, as set forth in the schedule hereto, for services performed hereunder, which services include any other services not described herein but customarily performed by the Subscription/Escrow Agent in a rights offering. The Company further agrees that it will reimburse the Agent for its reasonable out-of-pocket expenses incurred in the performance of its duties as such.

13. Instructions and Indemnification. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

          (a) The Agent shall be entitled to rely upon any instructions or directions furnished to it by an appropriate officer of the Company, whether in conformity with the provisions of this Agreement or constituting a modification hereof or a supplement hereto. Without limiting the generality of the foregoing or any other provision of this Agreement, the Agent, in connection with its duties hereunder, shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any instruction or direction from an appropriate officer of the Company which conforms to the applicable requirements of this Agreement and which the Agent reasonably believes to be genuine and shall not be liable for any delays, errors or loss of data occurring by reason of circumstances beyond the Agent's control, including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

          (b) The Company will indemnify the Agent for, and hold it harmless against, any liability and expense which may arise out of or in connection with the services described in this Agreement or the instructions or directions furnished to the Agent relating to this Agreement by an appropriate officer of the Company; provided, however, that such agreement does not extend to, and the Agent shall not be indemnified or held harmless with respect to any liability or expense which shall arise out of, or be incurred or suffered as a result of, the Agent's negligence, bad faith, misconduct or breach of this Agreement. The Company shall not indemnify the Agent with respect to any claim or action settled without its consent, which consent shall not be unreasonably withheld.

          (c) The Agent will promptly notify the Company of any claim with respect to which it may seek indemnity hereunder. The Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, and if the Company so elects, the Company shall assume the defense of any such suit. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any additional counsel that the Agent retains, so long as the Company shall retain counsel reasonably satisfactory to the Agent, to defend such suit.

14. Changes in Subscription Certificate. The Agent may, without the consent or concurrence of the Shareholders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in a Subscription Certificate that it shall have been advised by counsel (who may be counsel for the Company) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provision of the Subscription Certificate except insofar as any such change may confer additional rights upon the Shareholders.

15. Assignment, Delegation. (a) Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the written consent of the other party.

          (b) This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

16. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the law of the State of New York.

17. Severability. The parties hereto agree that if any of the provisions contained in this Agreement shall be determined invalid, unlawful or unenforceable to any extent, such provisions shall be deemed modified to the extent necessary to render such provisions enforceable. The parties hereto further agree that this Agreement shall be deemed severable, and the invalidity, unlawfulness or enforceability of any term or provision thereof shall not affect the validity, legality or enforceability of this Agreement or of any other term or provision hereof.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

19. Captions. The captions and descriptive headings herein are for the convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

20. Facsimile Signatures. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

21. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effect the purposes of this Agreement.

22. Additional Provisions. Except as specifically modified by this Agreement, the Agent's rights and responsibilities set forth in the Agreement for Stock Transfer Services between the Company and the Agent are hereby ratified and confirmed and continue in effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                 THE FIRST NATIONAL BANK OF BOSTON



                                 By: _____________________________
                                     Name:
                                     Title:



                                 C-TEC SERVICES, INC.



                                 By: _____________________________
                                     Name:
                                     Title:


                               SCHEDULE OF FEES
                    FOR SUBSCRIPTION/ESCROW AGENT SERVICES

                                    between

                             C-TEC SERVICES, INC.

                                      and

                       THE FIRST NATIONAL BANK OF BOSTON

A.       TERM

         The term of this Agreement shall be for a period of six (6) months, commencing from the effective date of this Agreement, November 10, 1994.

B.       FEE FOR SERVICES

         $22,500.00 - Administrative fee to include:

            bullet   Subscription Certificate issued and mailed (if Machine
                     Enclosed)
            bullet   Subscription Certificates Received and Processed, up to
                     2,000 items; excess to be billed at $8.00 each
            bullet   Defective Subscription Certificates Received and
                     Processed (Telephone Calls if Necessary), up to 250
                     Items; excess to be billed at $12.00 each
            bullet   Notices of Guaranteed Delivery Received
            bullet   Per Withdrawal of Subscription Certificate, if
                     Applicable, up to 100 withdrawals; excess to be billed at
                     $10.00 each
            bullet   Sales of Rights, up to 400 items; excess to be billed at
                     $8.00 each
            bullet   Over Subscription, Proration, (if applicable)
            bullet   Per Each Dealer Solicitation Form Received, up to 50
                     Items; excess to be billed at $5.00 each
            bullet   Other services customary for a transaction of this type
____________________

         $ 2,500.00 - Escrow Agent Fee to Handle Daily
               Investment of Funds Received



                                                                  EXHIBIT A


                CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS


To the Subscription Agent:

         The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, commercial bank or trust company, securities depository or participant therein, or nominee therefor, holding of record ___________ shares of Common Stock, par value $1.00 per share (the "Common Shares"), and _________ shares of Class B Common Stock, par value $1.00 per share (the "Class B Stock", and collectively with the Common Stock, the "Company Stock") of C-TEC Corporation (the "Company") on behalf of __________ beneficial owners as of the close of business on November 10, 1994, the Record Date for the offering by the Company of 14,858,634 shares of Common Stock pursuant to transferable subscription rights (the "Rights") being distributed to record holders of shares of Company Stock, all as described in a Prospectus dated November 10, 1994 (the "Prospectus"), a copy of which the undersigned has received. Nine Rights are being distributed for each ten shares of Company Stock held of record as of the close of business on the Record Date, and any fractional Right will be rounded up to the nearest whole number. The undersigned further certifies that _________ beneficial owners on whose behalf it held, as of the close of business on the Record Date, _________ shares of Company Stock registered in the name of the undersigned are each entitled to an additional Right in accordance with the principle that any fractional Right to which a beneficial owner would otherwise be entitled should be rounded up to the nearest whole number. Accordingly, the undersigned requests that, upon surrender of its Subscription Certificate evidencing _________ Rights, a Subscription Certificate evidencing _________ Rights (including _________ additional Rights) be issued. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of shares of Company Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Company Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems necessary to verify the foregoing.


                                 ________________________
                                 Name of Record Holder


                                 By:_____________________

                                    Name:
                                    Title:
                                    Address:
                                    Telephone Number:

                                 Date: ______________,1994


                                                               EXHIBIT B

                               C-TEC CORPORATION RIGHTS OFFERING



                 NOMINEE HOLDER OVERSUBSCRIPTION EXERCISE FORM PLEASE
                  COMPLETE ALL APPLICABLE INFORMATION


By Mail:                                By Express Mail or Overnight:
The First National Bank of Boston       The First National Bank of Boston
P.O.  Box 1872                          Shareholder Services Division
Mail Stop 45-01-19                      150 Royall Street
Boston, Massachusetts                   Mail Stop 45-01-19
02105-1872                              Canton, Massachusetts 02021

                         By Hand:
                         BancBoston Trust Company of New York
                         55 Broadway 3rd Floor
                         New York, New York

   THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED TO THE FULLEST EXTENT POSSIBLE AND DELIVERED THROUGH THE FACILITIES OF A COMMON DEPOSITORY. ALL OTHER EXERCISES OF OVERSUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF SUBSCRIPTION CERTIFICATES.

   THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED [ ], 1994 (THE ``PROSPECTUS'') AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, MACKENZIE PARTNERS, INC. AT (800) 322-2885.

   THIS FORM OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON [ ], 1994 (THE ``EXPIRATION DATE'').

   1. The undersigned hereby certifies to the Company and the Subscription Agent that it is a participant in _________________________[Name of Depository] (the ``Depository'') and that it has either (1) exercised the Basic Subscription Privilege in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depository Account of the Company or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Basic Subscription Privilege and will deliver the Rights called for in and in accordance with such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of the Company.

   2. The undersigned hereby exercises the Oversubscription Privilege to purchase, to the extent available, _______ shares of Common Stock and certifies to the Company and the Subscription Agent by execution of a Nominee Holder Certification that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Basic Subscription Rights have been exercised to the fullest extent possible.

   3. The undersigned understands that payment of the Subscription Price of $[ ] per share for each share of Common Stock subscribed for pursuant to the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $____________, either (check appropriate box):

  box has been or is being delivered to the Subscription Agent [pursuant to the Notice of Guaranteed Delivery referred to above]

                                    or

  box  is being delivered to the Subscription Agent herewith

                                    or

  box has been delivered separately to the Subscription Agent;and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

  box  wire transfer of funds

       -- name of transferor institution....................................

       -- date of transfer..................................................

       -- confirmation number (if available)................................

  box  uncertified check

  box  certified check

  box  bank draft (cashier's check)


                                   ........................................
                                   Basic Subscription Confirmation Number

                                   ........................................
                                   Depository Participant Number

                                   ........................................
                                   Name of Depository Participant


                                   By......................................
                                     Name:
                                     Title:

Dated: _______________, 1994


PARTICIPANTS EXERCISING THE OVERSUBSCRIPTION PRIVILEGE PURSUANT HERETO MUST SEPARATELY SUBMIT A NOMINEE HOLDER CERTIFICATION TO THE SUBSCRIPTION AGENT. SUCH NOMINEE HOLDER CERTIFICATIONS ARE AVAILABLE FROM THE SUBSCRIPTION AGENT.


                                                                 EXHIBIT C

                               C-TEC CORPORATION

                         NOMINEE HOLDER CERTIFICATION


   The undersigned, a bank, broker or other nominee holder of Rights (``Rights'') to purchase shares of Common Stock, par value $1.00 per share (``Common Stock''), of C-TEC Corporation (the ``Company'') pursuant to the rights offering (the "Rights Offering") described and provided for in the Company's prospectus dated November 10, 1994, (the ``Prospectus''), hereby certifies to the Company and to The First National Bank of Boston, as Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of beneficial owners thereof, (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Oversubscription Privilege (as defined in the Prospectus); (2) the undersigned has listed below each such exercised Basic Subscription and the corresponding Oversubscription Privilege (without identifying any such beneficial owner) and (3) each such beneficial owner's Basic Subscription has been exercised to the fullest extent possible:

               Number of        Number of
               Rights           Rights
               Exercised        Exercised
               Pursuant         Pursuant                         Estimated
               to Basic         to Over-          Rights         Soliciting
               Subscription     subscription      Certificate    Dealer
               Privilege        Privilege         Number         Fee Due*
               ------------     ------------      -----------    ----------


 1.            ____________     ____________      ___________    __________

 2.            ____________     ____________      ___________    __________

 3.            ____________     ____________      ___________    __________

 4.            ____________     ____________      ___________    __________

 5.            ____________     ____________      ___________    __________

 6.            ____________     ____________      ___________    __________

 7.            ____________     ____________      ___________    __________

 8.            ____________     ____________      ___________    __________

 9.            ____________     ____________      ___________    __________

10.            ____________     ____________      ___________    __________

            (Attach additional beneficial owner list if necessary)

                                                  ____________________________
                                                  Name of Nominee Holder


_______________________________________________   ____________________________
Depository Participant Number (if applicable)     Address

_______________________________________________
Basic Subscription Confirmation Number(s)         By: ________________________
                                                      Name:             (Date)
                                                      Title:
                                                      Telephone Number:


* The Company will pay Soliciting Dealers that have entered into a Soliciting Dealer Agreement with the Company fees for their soliciting efforts (the "Soliciting Fees") equal to $0.25 per share of Common Stock for each share of Common Stock issued pursuant to the exercise of Rights; such Soliciting Fee with respect to exercised rights shall be paid to the broker_dealer, if any, designated on the applicable portion of the subscription certificate, provided that such Soliciting Fee shall not exceed $250 in the case of any person beneficially purchasing more than an aggregate of 1,000 Common Shares pursuant to the exercise of Rights. In the event that the Oversubscription Privilege is not allocated in full, the Estimated Soliciting Dealer Fee will be reduced accordingly.